One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

1st Quarter 2010 Fully Diluted Earnings of $0.50 Per Share
AUM at March 31, 2010 were $28.0 billion up over 50% from March 31, 2009 and 6.2% from December 31, 2009
GAMCO Board authorizes additional 500,000 shares for stock buyback

Rye, New York, May 4, 2010 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced first quarter 2010 earnings of $0.50 per fully diluted share versus $0.30 per fully diluted share in the first quarter 2009.  Net income was $13.7 million in the first quarter of 2010 compared to $8.2 million in the first quarter of 2009.  Assets Under Management (AUM) were $28.0 billion as of March 31, 2010, 6.2% higher than December 31, 2009 AUM of $26.3 billion and 51.3% higher than March 31, 2009 AUM of $18.5 billion.  Equity AUM increased 6.6% to $26.2 billion at March 31, 2010 from $24.6 billion at December 31, 2009 and 57.2% higher than the $16.7 billion at March 31, 2009.

Revenues increased 38.4% to $60.0 million in the first quarter of 2010 from $43.4 million a year ago.  Operating income before management fee was $21.8 million in 2010, up 69.8% from the $12.9 million in 2009.  Operating margin, excluding management fee, increased to 36.4% in the first quarter of 2010 from 29.6% in 2009.

The Company had adjusted cash and investments, net of $199 million of debt, noncontrolling interests and mandatorily redeemable shares of $465.0 million or $16.95 per share at March 31, 2010.  Book value was $447.7 million or $16.32 per share at March 31, 2010 excluding noncontrolling interests of $4.1 million.

During the first quarter 2010 we experienced positive net AUM cash flows of $345 million, including $281 million in open-end equity funds, $52 million in our closed-end funds and $29 million in our Investment Partnerships.

Assets Under Management – Up 51.3% from March 31, 2009

Assets Under Management (AUM) were $28.0 billion as of March 31, 2010, 51.3% greater than March 31, 2009 AUM of $18.5 billion and 6.2% higher than December 31, 2009 AUM of $26.3 billion.  Equity AUM were $26.2 billion on March 31, 2010, 57.2% above the $16.7 billion on March 31, 2009 and 6.6% above the December 31, 2009 equity AUM of $24.6 billion.  Highlights are as follows:

-
Our open-end equity funds AUM were $9.2 billion on March 31, 2010, 62.7% higher than the $5.6 billion on March 31, 2009 and 8.0% above the $8.5 billion on December 31, 2009.  During the first quarter of 2010 we had net cash inflow of $281 million.

-
Our institutional and private wealth management business ended the quarter with $12.0 billion in separately managed accounts, up 60.0% from the $7.5 billion on March 31, 2009 and 7.1% higher than the December 31, 2009 level of $11.2 billion. During the first quarter of 2010 we had net cash outflow of $22 million.

-
Our closed-end funds had AUM of $4.8 billion on March 31, 2010, climbing nearly 42% from the $3.4 billion on March 31, 2009 and 3.4% above the $4.6 billion on December 31, 2009. During the first quarter of 2010 we had net cash inflow of $52 million.

-
Our investment partnerships AUM were $341 million on March 31, 2010 versus $265 million on March 31, 2009 and $305 million on December 31, 2009. During the first quarter of 2010 we had net cash inflow of $29 million.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, ranked #1 by Lipper based on total return among 71 U.S. Treasury Money Market Funds for the twelve month period ended March 31, 2010, was flat at $1.7 billion at March 31, 2010 as compared to December 31, 2009 and slightly lower than the March 31, 2009 AUM of $1.8 billion.

-
We have the opportunity to earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  As of March 31, 2010, assets with incentive based fees were $2.9 billion, 16.0% higher than the $2.5 billion on March 31, 2009 and 3.6% above the $2.8 billion on December 31, 2009.  Most of the incentive fees are booked in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.  Incentive fees recorded in the fourth quarter of 2009 and 2008 were $0.26 per share and $0.01, respectively, after estimated costs and taxes.  Unearned performance fees relating solely to the first quarter of 2010 were $0.07 per share after estimated costs and taxes.  Again, such fees as well as fees for the remaining quarters of the year, would be recorded in the fourth quarter.

The Gabelli U.S. Treasury Money Market Fund ranked #1 out of 72 funds for the first quarter of 2010, #1 out of 71 funds for the one-year period, #2 out of 65 funds for the five-year period and #2 out of 45 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

For the Quarter

Investment advisory fees for the first quarter 2010 were $49.3 million, an increase of 40.2% from the $35.2 million in the 2009 first quarter:

-	Open-end fund revenues were $22.0 million versus $15.7 million in first quarter 2009, an increase of 40.1% primarily due to higher average AUM.

-	Our closed-end fund revenues rose 50.0% to $8.7 million in the first quarter 2010 from $5.8 million in 2009.

-	Institutional and private wealth management account revenues, which are based primarily upon beginning of quarter AUM, increased 35.6% to $17.9 million from $13.2 million in first quarter 2009.

-	Investment partnership revenues were $0.8 million, nearly double the $0.5 million in 2009.

Our institutional research services subsidiary achieved revenues of $3.4 million in the first quarter 2010, declining slightly from the first quarter 2009 amount of $3.7 million.

Open-end fund distribution fees and other income were $7.2 million for the first quarter 2010, an increase of $2.7 million, or 60.4% from the prior year quarter of $4.5 million.  The main driver of this increase was higher quarterly average assets in our open-end equity funds that generate such fees.

Operating Income and Margin

Operating income before management fee was $21.8 million in the first quarter 2010, increasing $8.9 million from the first quarter 2009 amount of $12.9 million, or 69.8%.  For the first quarter 2010, the operating margin before management fee increased to 36.4%, versus 29.6% in the first quarter of 2009.

Other Income / (Expense)

Other income/(expense) (net of interest expense) was $2.8 million in the first quarter 2010 versus $0.6 million in the prior year’s first quarter.

Income Taxes

The effective tax rate for the first quarter 2010 was 37.5%, compared to the 2009 quarter’s effective rate of 32.9%.  The 2009 quarter’s rate included a reduction to prior period income tax reserves.

Investment Highlights

-
The Gabelli Equity Income Fund, which has a five-star overall rating as well as for the three, five and ten year periods, was highlighted in a Morningstar article in March discussing how well the Fund has performed in recent market ups and downs.

-
Barron’s, in a March 1, 2010, article on Green investing, opined that actively managed funds may be the safest way to play the Green sector and noted The Gabelli SRI Green Fund’s strong performance of 63.9% during the one-year period ended February 24, 2010.  Through March 31, 2010 the 1 year and inception to date total returns for The Gabelli SRI Green Fund Class AAA shares were 70.31% and 1.83%, respectively.  The current expense ratio (after reimbursement by the Adviser, Gabelli Funds, LLC) for The Gabelli SRI Green Fund is 2.01% for the Class AAA shares.

Past performance is no guarantee of future results.  The average annual returns and total returns shown above are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses.  Investment returns and the principal value of an investment will fluctuate.  When shares are redeemed, they may be worth more or less than their original cost.  As a non-diversified fund, the Gabelli SRI Green Fund may have a larger portion of its assets in a single issuer than a more diversified fund.  Stocks are subject to market, economic and business risks that cause their prices to fluctuate.  Call 1-800-GABELLI for performance as of the most recent month-end.  Investors should consider the investment objectives, risks, sales charges and expense of the fund carefully before investing. The prospectus contains more complete information about this and other matters. The prospectus should be read carefully before investing.  Distributed by Gabelli & Company, Inc.  The performance results are for the Class AAA shares, other share classes have different performance characteristics.

Business Highlights

-
Howard Ward, team leader of the GAMCO Growth strategy and the portfolio manager of The GAMCO Growth Fund (GABGX) since 1994, has made numerous on-air appearances and been quoted in several articles, including CNBC, FOX Business, The Wall Street Journal, Reuters and Bloomberg.com.

-
The Gabelli Global Gold, Natural Resources & Income Trust (“GGN”) filed a shelf registration, which was declared effective in April and will allow GGN to raise $350 million of assets in the form of common or preferred shares.

-	Expanding on our expertise in mergers and acquisitions strategy, we launched a new merger arbitrage partnership specifically for ERISA clients.

-	During May we will be holding our twenty-fifth annual meeting for institutional and private wealth management clients at the Hotel Pierre in New York.

Other Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s and a Baa3 rating from Moody’s.

The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $400 million.

We ended the quarter with approximately $671.0 million in cash and investments versus $640.7 million at December 31, 2009.  This included approximately $85.0 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $13.8 million, all classified as available for sale securities.

Our debt at March 31, 2010 consisted of $99 million of 5.5% senior notes due May 2013, a $40 million 6% convertible note (convertible at $53 per share) due August 2011 and a $60 million 6.5% convertible note (convertible at $66.89 per share) due October 2018.  We had adjusted cash and investments in securities, net of debt, noncontrolling interests and mandatorily redeemable shares, of $16.95 per share on March 31, 2010 compared with $15.75 per share on December 31, 2009.  We caution that this metric, while correct from a mathematical point of view, is not always the same as investors would view cash-on-hand.

During April, we gave notice to the holder of the 6% convertible note due August 2011 that we will be redeeming $20 million of the $40 million on May 31, 2010.  The redemption is at 101% of par value.  The action will have limited impact on the second quarter of 2010 but the interest savings will add about one cent per share over the last 6 months of 2010.

Book value was $447.7 million or $16.32 per share on March 31, 2010 compared to $439.6 million or $15.93 per share on December 31, 2009.

Shareholder Compensation

Dividends

On February 9, 2010, our Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on March 30, 2010 to shareholders of record on March 16, 2010.  We returned $0.8 million in dividends during both the first quarter of 2010 and 2009.

GAMCO announced that on May 4, 2010 its Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on June 29, 2010 to shareholders of record on June 15, 2010.

Share Repurchase and Stockholders’ Equity

From January 1, 2010 to May 3, 2010, the Company repurchased 212,900 of the Company’s shares at an average investment of $44.81.

Since our IPO of six million shares at a price of $17.50 per share in 1999, the Company has repurchased 6,421,983 shares at an average price of $40.07 per share for an investment of $257 million and has paid cumulative dividends of $205.1 million or $7.28 per share.

        On May 4, 2010, the Board of Directors authorized an additional 500,000 shares to the current buyback authorization, bringing the remaining authorization to approximately 995,000.

Shares outstanding on March 31, 2010 were 27.4 million, down 0.7% from 27.6 million at December 31, 2009 and 1.4% below the 27.8 million shares outstanding on March 31, 2009.  The decline in the outstanding shares from March 2009 to March 2010 primarily reflects open market repurchases.  Fully diluted shares outstanding for the first quarter of 2010 were 28.1 million, 2.8% higher than the first quarter 2009’s level of 27.4 million and 3.4% lower than the fourth quarter 2009’s level of 29.1 million, largely due to the dilution effect of the convertible notes in during first quarter 2010 and fourth quarter 2009.  The convertible notes are assumed to be converted when such assumption dilutes earnings per share in a period.  When that occurs, the interest expense is added back to net income for EPS purposes.  Whether a convertible note is dilutive is dependent on the level of earnings in a given period.  The $20 million redemption will add about two cents per year to EPS.

At March 31, 2010, the company had 359,100 shares of restricted stock held by our officers and staff.  Such restricted stock awards vest over the next four years.  The Chairman does not hold any restricted stock.

On February 9, 2010, the Board approved the granting of 88,800 restricted stock awards to be issued on June 1, 2010.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.

(in millions, except per share data)	3/31/10	12/31/09	3/31/09
Cash and cash equivalents	$411.4	$400.5	$415.9
Investments (trading)	139.8	113.8	134.4
Total cash and investments (trading)	551.2	514.3	550.3
Net amounts receivable from/(payable to) brokers	21.0	29.7	10.8
Adjusted cash and investments (trading)	572.2	544.0	561.1
Investments (available for sale)	98.8	96.7	83.8
Gross adjusted cash and investments	671.0	640.7	644.9
Less: Debt, nonctonrolling interests and mandatorily redeemable shares	206.0	206.0	207.5
Total adjusted cash and investments	$465.0	$434.7	$437.4
Shares outstanding	27.4	27.6	27.8
Total adjusted cash and investments per share	$16.95	$15.75	$15.76

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

C.

	First	Fourth	Fourth
(in thousands, except per share data)	Quarter 2010	Quarter 2009	Quarter 2008
Performance fee revenue	$6,058	$20,989	$743
Related expenses	4,067	13,410	488
Net income	$1,991	$7,579	$255

EPS	$0.07	$0.26	$0.01

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 1st Quarter 2010
		Closed-end Fund
		distributions,
	December 31,	net of	Net cash	Market	March 31,
	2009	reinvesments	flows (a)	appreciation	2010
Equities:
Open-end Funds	$8,476	$-	$281	$396	$9,153
Closed-end Funds	4,609	(73)	52	178	4,766
Institutional & PWM - direct	9,312	-	(46)	638	9,904
Institutional & PWM - sub-advisory	1,897	-	24	138	2,059
Investment Partnerships	305	-	29	7	341
Total Equities	24,599	(73)	340	1,357	26,223
Fixed Income:
Money-Market Fund	1,721	-	5	1	1,727
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,747	-	5	1	1,753
Total Assets Under Management	$26,346	$(73)	$345	$1,358	$27,976
(a) Includes $52 million of shares issued for closed-end funds.

Table II:
	March 31,	March 31,	%
	2009	2010	Inc.(Dec.)
Equities:
Open-end Funds	$5,627	$9,153	62.7%
Closed-end Funds	3,359	4,766	41.9
Institutional & PWM - direct	6,227	9,904	59.0
Institutional & PWM - sub-advisory	1,202	2,059	71.3
Investment Partnerships	265	341	28.7
Total Equities	16,680	26,223	57.2
Fixed Income:
Money-Market Fund	1,794	1,727	(3.7)
Institutional & PWM	21	26	23.8
Total Fixed Income	1,815	1,753	(3.4)
Total Assets Under Management	$18,495	$27,976	51.3%

Table III: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	3/09	6/09	9/09	12/09	3/10	3/09	12/09
Equities:
Open-end Funds	$5,627	$6,684	$7,906	$8,476	$9,153	62.7%	8.0%
Closed-end Funds	3,359	3,822	4,369	4,609	4,766	41.9	3.4
Institutional & PWM - direct	6,227	7,332	8,491	9,312	9,904	59.0	6.4
Institutional & PWM - sub-advisory	1,202	1,476	1,777	1,897	2,059	71.3	8.5
Investment Partnerships	265	266	291	305	341	28.7	11.8
Total Equities	16,680	19,580	22,834	24,599	26,223	57.2	6.6
Fixed Income:
Money-Market Fund	1,794	1,765	1,616	1,721	1,727	(3.7)	0.3
Institutional & PWM	21	21	26	26	26	23.8	-
Total Fixed Income	1,815	1,786	1,642	1,747	1,753	(3.4)	0.3
Total Assets Under Management	$18,495	$21,366	$24,476	$26,346	$27,976	51.3%	6.2%

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
				% Inc.
	2010		2009	(Dec.)

Investment advisory and incentive fees	$49,342		$35,199	40.2%
Insitutional research services	3,424		3,650	(6.2)
Distribution fees and other income	7,232		4,510	60.4
Total revenues	59,998		43,359	38.4

Compensation costs	26,213		20,785	26.1
Distribution costs	7,031		5,422	29.7
Other operating expenses	4,936		4,301	14.8
Total expenses	38,180		30,508	25.1

Operating income before management fee	21,818		12,851	69.8

Investment income	6,047		3,870	56.3
Interest expense	(3,292)		(3,234)	1.8
Other income/(expense), net	2,755		636	333.2

Income before management fee and income taxes	24,573		13,487	82.2
Management fee expense	2,448		1,349	81.5
Income before income taxes	22,125		12,138	82.3
Income taxes expense	8,294		3,988	108.0
Net income	13,831		8,150	69.7
Net income/(loss) attributable to the noncontrolling interests	105		(62)	(269.4)
Net income attributable to GAMCO Investors, Inc.	$13,726		$8,212	67.1

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.50		$0.30	66.7

Diluted	$0.50		$0.30	66.7

Weighted average shares outstanding:
Basic	27,184	(a)	27,379	(0.7)

Diluted	28,148		27,386	2.8%
Notes:
(a) Shares outstanding at March 31, 2010 were 27,424,214, including 359,100 RSAs.
See GAAP to non-GAAP reconciliation on page 12.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2010	2009
	1st	1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Quarter	Full-Year
Income Statement Data:

Revenues	$59,998	$43,359	$45,171	$51,582	$78,002	$218,114

Expenses	38,180	30,508	30,206	32,084	43,348	136,146

Operating income before
management fee	21,818	12,851	14,965	19,498	34,654	81,968

Investment income	6,047	3,870	11,531	10,257	3,325	28,983
Interest expense	(3,292)	(3,234)	(3,435)	(3,296)	(3,325)	(13,290)
Other income/(expense), net	2,755	636	8,096	6,961	-	15,693

Income before management
fee and income taxes	24,573	13,487	23,061	26,459	34,654	97,661
Management fee expense	2,448	1,349	2,304	2,638	3,467	9,758
Income before income taxes	22,125	12,138	20,757	23,821	31,187	87,903
Income tax expense	8,294	3,988	7,133	8,913	11,727	31,761
Net income	13,831	8,150	13,624	14,908	19,460	56,142
Net income/(loss) attributable
to the noncontrolling interests	105	(62)	308	257	106	609
Net income attributable to
GAMCO Investors, Inc.	$13,726	$8,212	$13,316	$14,651	$19,354	$55,533

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.50	$0.30	$0.49	$0.54	$0.71	$2.03

Diluted	$0.50	$0.30	$0.48	$0.53	$0.70	$2.02

Weighted average shares outstanding:
Basic	27,184	27,379	27,384	27,366	27,256	27,345

Diluted	28,148	27,386	27,508	27,505	29,085	28,214
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$21,818	$12,851	$14,965	$19,498	$34,654	$81,968
Deduct: management fee expense	2,448	1,349	2,304	2,638	3,467	9,758
Operating income	$19,370	$11,502	$12,661	$16,860	$31,187	$72,210

Operating margin before
management fee	36.4%	29.6%	33.1%	37.8%	44.4%	37.6%
Operating margin after
management fee	32.3%	26.5%	28.0%	32.7%	40.0%	33.1%

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2010	2009	2009

ASSETS

Cash and cash equivalents (a)	$411,365	$400,528	$415,854
Investments (a)	247,745	220,057	221,858
Receivable from brokers	25,368	30,072	12,911
Other receivables	24,709	41,915	15,610
Income tax receivable and deferred tax assets	-	-	23,913
Other assets	15,438	15,237	15,129

Total assets	$724,625	$707,809	$705,275

LIABILITIES AND EQUITY

Payable to brokers	$4,394	$395	$2,149
Income taxes payable	7,548	8,523	-
Compensation payable	21,335	13,302	15,129
Securities sold short, not yet purchased	9,063	9,569	3,570
Accrued expenses and other liabilities	30,208	32,044	28,576
Sub-total	72,548	63,833	49,424

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
6.5% Convertible note (due October 2, 2018)	60,000	60,000	60,000
6% Convertible note (due August 14, 2011)	39,873	39,851	39,787
Total debt	198,873	198,851	198,787
Total liabilities	271,421	262,684	248,211

Redeemable noncontrolling interest	1,464	1,464	2,327

GAMCO Investors, Inc.'s stockholders' equity	447,661	439,618	450,586
Noncontrolling interest	4,079	4,043	4,151
Total equity	451,740	443,661	454,737

Total liabilities and equity	$724,625	$707,809	$705,275

(a) At March 31, 2010, December 31, 2009 and March 31, 2009, $62.3 million, $62.3 million and $22.2 million, respectively, and $0.0 million, $0.0 million and $40.0 million, respectively, are held in escrow for the
Cascade Note and classified as cash and cash equivalents and investments, respectively.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of March 31, 2010
		1 Yr - 03/31/09-03/31/10		3 Yrs - 03/31/07-03/31/10		5 Yrs - 03/31/05-03/31/10		10 Yrs - 03/31/00-03/31/10
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	19	148/805	20	137/698	12	61/539	20	45/234
Gabelli Value Fund; A	Multi-Cap Core Funds	8	60/805	62	429/698	56	299/539	32	74/234
Gabelli SRI; AAA	Multi-Cap Growth Funds	5	21/456	-	-	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	27	79/298	18	44/245	16	30/193	13	14/108
GAMCO Growth; AAA	Large-Cap Growth Funds	27	225/834	61	444/730	53	323/611	71	235/330
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	71	514/733	14	86/621	17	84/508	24	64/272
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	33	237/733	27	166/621	56	282/508	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	35	44/125	28	24/87	23	15/66	27	11/40
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	38	47/125	16	14/87	35	23/66	88	36/40
GAMCO Gold; AAA	Gold Oriented Funds	55	41/74	45	27/59	40	21/52	29	9/31
GAMCO Intl Gro; AAA	International Large-Cap Growth	24	45/187	34	50/148	67	77/115	53	31/58
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	67	622/930	48	380/799	35	228/664	25	96/387
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	68	27/39	9	3/33	7	1/15	30	3/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	78	31/39	42	14/33	50	8/15	60	6/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	90	36/39	59	20/33	82	13/15	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	28	12/43	20	7/34	32	9/28	22	3/13
GAMCO Gl:Convert; AAA	Convertible Securities Funds	68	46/67	95	50/52	92	46/49	93	38/40
Gabelli Utilities; AAA	Utility Funds	27	24/91	9	7/81	18	12/67	26	12/46
787:Gabelli Merg&Acq; Y	Mid-Cap Core Funds	96	387/404	33	112/343	49	134/275	-	-
Gabelli Capital Asset Fund	Distributed through Insurance Channel	8	27/342	1	3/300	9	18/200	7	6/95
% of funds in top half		60.0%		78.9%		68.4%		64.7%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance.  Absolute performance for some funds was negative for certain periods.  Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 60%, 79%, 68% and 65% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of March 31, 2010.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing.  The Prospectus which contains more information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling 1-800 GABELLI.  Distributed by Gabelli & Company.  Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007.  The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.  The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.